EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement of CTS Corporation on Form S-8 (File No. 333-106614) of our report dated June 25, 2008, on our audit of the financial statements and financial statement schedules of CTS Corporation Retirement Savings Plan as of December 31, 2007 and 2006, and for the year ended December 31, 2007, which report is included in this Annual Report on Form 11-K.
Merrillville, Indiana
June 25, 2008

8001 Broadway, Suite 400 Merrillville, IN 46410-5552 219.769.3900 Fax 219.769.3906
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